EXHIBIT 4.4

                                     FORM OF

                           COMPAQ COMPUTER CORPORATION

                      7.65% GLOBAL NOTE DUE AUGUST 1, 2005

NO. 1

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION, TO COMPAQ COMPUTER CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

      COMPAQ COMPUTER CORPORATION, a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of three hundred million dollars ($300,000,000) on August 1, 2005.

      Interest Rate: 7.65% per annum.

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      Interest Payment Dates: February 1 and August 1, commencing February 1,
2001. If, however, a payment of interest is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

      Regular Record Dates:  January 15 and July 15.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

                           [Signature Page To Follow]

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
      IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.


                                         COMPAQ COMPUTER CORPORATION

Dated:  August 4, 2000

                                         By: _________________________________
                                             Name:  Ben K. Wells
                                             Title: Vice President and Corporate
                                                    Treasurer

                                             Dated: August 4, 2000




           [Signature Page to 7.65% Note Due August 1, 2005]

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
                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:  August 4, 2000

      This is one of the Securities of the series due August 1, 2005 described in the Indenture referred to in this Security.


                                         THE BANK OF NEW YORK, as Trustee



                                         By: ___________________________________
                                             Name:  Remo Reale
                                             Title: Vice President

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
                           COMPAQ COMPUTER CORPORATION

                      7.65% GLOBAL NOTE DUE AUGUST 1, 2005

1.    PRINCIPAL AND INTEREST.

      The Company promises to pay the principal of this Security on August 1, 2005.

      The Company promises to pay interest on the principal amount of this Security on each interest payment date, as set forth on the face of this Security, at the rate of 7.65% per annum.

      Interest will be payable semiannually (to the holders of record of the Security at the close of business on the preceding January 15 or July 15) on each interest payment date, commencing February 1, 2001.

      Interest on this Security will accrue from the most recent date to which interest has been paid on this Security or, if no interest has been paid, from August 4, 2000. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

      The Company will pay interest on overdue principal and, to the extent lawful, interest, at a rate of 7.65% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid, or deposited with the Paying Agent for payment, to the Persons that are Holders on a subsequent special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.    INDENTURE

      This Security is one of an issue of Securities issued and to be issued in one or more series under an Indenture dated as of May 2, 2000 (as amended from time to time, the "Indenture"), between the Company and The Bank of New York, as Trustee. This Security is one of the series of Securities designated 7.65% Note due August 1, 2005. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture

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Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture will control.

      The Securities are general unsecured obligations of the Company. In addition to the Securities, the Company is authorized to issue an unlimited amount of debt securities in one or more series under the Indenture.

3.    OPTIONAL REDEMPTION; DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

      At any time and from time to time, the Company may redeem the Securities, in whole or in part, at a redemption price equal to the greater of:

X                 100% of the principal amount of Securities to be redeemed, or

X                 as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal on such Securities and interest on such Securities that would be due after the redemption date but for such redemption (not including any portion of such interest payments accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 15 basis points,

plus, in either of the above cases, accrued and unpaid interest on such Securities up to, but not including, the redemption date. Certain terms used in this description of the Company's option to redeem the Securities are defined below under this section.

      The Company will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed. Under the Depositary's current practice, if the Company elects to redeem less than all of the Securities, the Depositary would determine by lot the Securities to be redeemed. If at the time of a partial redemption, individual Securities have been issued in definitive form, the Trustee will select the Securities to be redeemed in a fair and appropriate manner.

      Unless the Company defaults in payment of the redemption price and accrued and unpaid interest on the Securities, on and after the redemption date, interest will stop accruing on the Securities or portions of the Securities called for redemption.

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
      In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      For purposes of this section "OPTIONAL REDEMPTION; DISCHARGE PRIOR TO REDEMPTION OR MATURITY" the following terms have the following meanings:

      "Adjusted Treasury Rate" means, with respect to the redemption of Securities on a redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      "Comparable Treasury Issue" means, with respect to the redemption of Securities on a redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

      "Comparable Treasury Price" means, with respect to the redemption of Securities on a redemption date:

X the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

X if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer quotations.

      "Primary Treasury Dealer" means a primary U.S. Government securities dealer in New York City.

      "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

      "Reference Treasury Dealer" means (a) each of Merrill Lynch Government Securities Inc., Chase Securities Inc., Morgan Stanley & Co. Incorporated, Lehman

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
Brothers Inc. and Salomon Smith Barney Inc. and their successors; PROVIDED, HOWEVER, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealer selected by the Company.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the redemption of Securities on a redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) that such Reference Treasury Dealer quotes in writing to the Trustee at or before 5:00 p.m., New York City time, on the third Business Day before such redemption date.

      If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of and accrued interest on the Securities to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Securities or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.    REGISTERED FORM; DENOMINATIONS; TRANSFER; EXCHANGE.

      The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Security or certain portions of a Security.

5.    DEFAULTS AND REMEDIES.

      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Securities automatically become due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of remedies.

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
6.    AMENDMENT AND WAIVER.

      Subject to certain exceptions, the Indenture and the Securities may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the then outstanding Securities. In certain instances, without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities, including without limitation, to, among other things, cure any ambiguity, defect or inconsistency.

7.    AUTHENTICATION.

      This Security is not valid until the Trustee (or Authenticating Agent) signs and dates the certificate of authentication on the other side of this Security.

8.    GOVERNING LAW.

      The Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

9.    ABBREVIATIONS.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors
Act).

      The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

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      FOR VALUE RECEIVED the undersigned registered holder hereby sells, assigns and transfers unto


___________________________________
(INSERT TAXPAYER IDENTIFICATION NO.)


(PLEASE PRINT OR TYPEWRITE NAME OF ASSIGNEE)


(PLEASE PRINT OR TYPEWRITE ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)



the within Security and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________ attorney to transfer said
Security on the books of the Company with full power of substitution in the premises.

Dated:  __________________________________
Signature:  __________________________________
Signature Guarantee:  ____________________________

      NOTE: The signature to this assignment must correspond exactly with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.

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
                       SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges of a part of this Global Security for definitive Securities or a part of another Global Security have been made:

                     Amount of decrease    Amount of increase    Principal amount of
                     in principal amount   in principal amount   this Global Security     Signature of
                     of this Global        of this Global        following such           authorized signatory
Date of Exchange     Security              Security              decrease (or increase)   of Trustee
----------------     -------------------   -------------------   ----------------------   --------------------


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